                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.33-84610, No. 33-83018, No. 33-99862, No. 33-99864
and No. 333-1620) of Total Renal Care Holdings, Inc. of our report dated February 13, 1997 appearing on page F-1 in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page S-1 of this Form 10-K.

PRICE WATERHOUSE LLP
Seattle, Washington
March 7, 1997